ARTICLES OF INCORPORATION
                                   OF
                    PINE BIRD MINING & MILLING, INC.

       We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporator of a corporation under the Utah Business Corporation Act, (hereinafter called the "Act"), adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I
                                  NAME

       The name of the corporation (hereinafter called the "Corporation"), is PINE BIRD MINING & MILLING, INC.

                               ARTICLE II
                           PERIOD OF DURATION

       The period of duration of the Corporation shall be perpetual.

                               ARTICLE III
                                 PURPOSE

       The nature and business of the Corporation shall be the purchasing, sale, holding, leasing, development and promotions of mining properties; the mining dealing with ore, minerals, materials of all types, with all powers necessary or incident thereto, including but not limited to the following, to-wit:

       (a) To enter into, make, and perform contracts of every sort and description to effectuate the objects of the Corporation.

       (b) To issue shares of its capital stock as authorized for cash, property, either real, personal or mixed, leases, or for any combination of the foregoing.

       (c) To conduct its business in all or any of its branches in the state of Utah and in any and all other states and territories of the United States or elsewhere in the world.

       (d) To perform any other acts and do all things that may be necessary or convenient to the attainment of the purposes of this Corporation to the same extent as natural persons lawfully might or could do insofar as such acts or things are permitted to be done by corporations organized under the Business Corporation Act of the State of Utah.

       The particular specifications of objects, powers and purposes herein shall not be in limitation but rather in furtherance of the powers granted the Corporation under the laws of the State of Utah.

                               ARTICLE IV
                            AUTHORIZED SHARES

       This Corporation shall be authorized to issue one class of common voting stock. The total authorized capital of this Corporation shall be $50,000.00 divided into 5,000,000 shares of a par value of $0.01 per share common voting stock.

                                ARTICLE V
                        PRE-EMPTIVE VOTING RIGHTS

       The shareholders of this Corporation shall have pre-emptive rights.

                               ARTICLE VI
                        COMMENCEMENT OF BUSINESS

       This Corporation shall not commence business until at least One Thousand ($1,000.00) Dollars has been received by the Corporation as consideration for the issuance of shares of common voting stock.

                               ARTICLE VII
                            VOTING OF SHARES

       Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected, and for whose election he or it has a right to vote, but the shareholders shall have no right to accumulate his or its votes with regard to such election and cumulative voting is hereby specifically denied.

                              ARTICLE VIII
                    PROVISIONS FOR REGULATION OF THE
                   INTERNAL AFFAIRS OF THE CORPORATION

       Section 1:   Meetings of Shareholders.   All meetings of the
shareholders of the Corporation shall be held at such place, either within or without the State of Utah, as may be provided in the Bylaws of the Corporation. In the absence of any such provision, all such meetings shall be held at the registered office of the Corporation.

       Section 2: Quorum of Shareholders. Unless otherwise provided in the Act of other applicable law, a majority of the shares of the common stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders of the Corporation.

       Section 3:   Meetings of Directors.   Meetings of the Board of
Directors of the Corporation, whether regular or special, may be held either within or without the State of Utah, and upon such notice as may be prescribed in the Bylaws of the Corporation.

       Section 4:   Quorum of Directors.   The number of Directors of the
Corporation which shall constitute a quorum for the transaction of business at any meeting of the Board of Directors shall be fixed in the Bylaws of the Corporation.

       Section 5: Designation of the Committees by the Board of Directors. The Board of Directors may, by a resolution or resolutions passed by a majority of the whole Board, designate a committee or committees consisting of not less than three (3) directors, which committee or committees, to the extent provided in such resolution or resolutions, shall have and may exercise all the authority so provided, but the designations of such committees and the delegation thereto for such authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or by him by law.

       Section 6: Bylaws of the Corporation. The initial Bylaws of the Corporation shall be adopted by its Board of Directors; thereafter, unless otherwise provided in the Act, Bylaws of the Corporation may be adopted, amended or repealed, either by the shareholders or by the Board of Directors, except that (a) no Bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors, and (b) no Bylaws shall be adopted by the Directors which shall require more than a majority of the shareholders for a quorum at a meeting of the shareholders of the Corporation, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act, other applicable laws, and these Articles of Incorporation.

       Section 7:   Vacancy in the Board of Directors.   Any vacancy
occurring in the Board of Directors may be filled by affirmative vote of majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of this predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall also be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the shareholders called for the purpose of electing a director to the office so created.

       Section 8:   Shareholders of Record.   The name and address of each
shareholder of record of the capital stock of the Corporation as they appear in the stock records of the Corporation shall be conclusive evidence as to who are the shareholders who are entitled to receive notice of any meetings of the shareholders, to vote at such meetings, to examine a complete list of the shareholders who may be entitled to vote at such meetings, to own, enjoy and exercise any other rights and privileges which are based upon the ownership of these shares of common stock of the Corporation.

       Section 9:   Books and Records.   The Corporation shall keep complete
and correct books and records of accounts and shall keep minutes of the proceedings of its shareholders' and Board of Directors meetings, and shall keep at its registered office or principal place of business or at the office of its transfer agent or register, a record or its shareholders, giving names and addresses of all shareholders and the number of share of the Corporation held by each. No shareholder shall have the right to inspect any such books and records except as conferred by the Act or other applicable law, unless authorized to do so by resolution or resolutions of the shareholders or the Board of Directors.

       Section 10:  Working Capital.   The Board of Directors of the
Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital; and before the payment of any dividends or the making of any distribution of profits, or may set aside out of net profits or earned surplus of the Corporation, such sum or sums as it may from time to time in its absolute discretion deem to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends, or the repairing or maintenance of any property of the Corporation, or for an addition to stated capital, capital surplus, earned surplus, or for any corporate purpose which the Board of Directors shall deem to be in the best interests of the Corporation, subject only to such limitations as the Bylaws of the Corporation may from time to time impose.

       Section 11: Compensation of Directors. The Board of Directors of the Corporation may, provided the Bylaws of the Corporation so provide, make provision for reasonable compensation to its members for their services as directors and establish the basis and conditions upon which such compensations shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive proper compensation therefor.

       Section 12: Qualification of Directors. The Directors of this Corporation need not be stockholders.

       Section 13: Number of Directors. The exact number of directors may from time to time be specified by the Bylaws at not less than three (3) nor more than nine (9). When the Bylaws do not specify the exact number of directors, the number of directors shall be (3).

       Section 14: Reliance Upon Others. A director shall be fully protected in relying in good faith upon the books of accounts relevant to the existence and amount of surplus or other funds from which dividends might be declared and paid.

       Section 15: Reliance Upon Others -Prudent Conduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct or his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe, or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

       Section 16: Contrasts with Interested Directors- Disclosure and Voting. A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing with or contracting with the Corporation, either as a vendor, purchaser or otherwise, so long as such transaction shall not conflict with his obligations and duties to the Corporation as a corporate officer; nor in the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member, or any corporation of which any director is an officer, director or stockholder is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof, having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm or corporation is disclosed or made known, and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and the contract or transaction shall be approved by a majority of such quorum which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a stockholder, director or officer was interested in such transaction or contract.

       Directors so interested may be counted when present at a meeting of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee which shall be ratified by a majority in interest of a quorum of the shareholders having voting power shall be as valid and binding as though ratified by each and every stockholder of the Corporation; but this shall not be constituted as requiring the submission of any contract to the shareholders for approval. This section shall not be construed to abrogate duty of an officer within the scope of his employment to present to the Corporation all such reasonable opportunities which the Corporation would be entitled to take advantage of within the scope of its then current business purposes or within the scope of these Articles of Incorporation as applied to its then existing relevant situation; and no director or officer or committee member of any committee established pursuant to these Articles shall, while serving in such capacity, discover an opportunity which is reasonable within the scope and framework of the activity of the Corporation and take personal benefit or gain from that discovery by hypothecating the opportunity to the Corporation in exchange for stock or consideration above or beyond the scope and framework of his employment contract. The foregoing provision shall not be construed to prevent the Board of Directors at a duly constituted meeting from declaring a bonus to any such officer or director which is fairly and reasonably related to the benefit initiating a transaction whereby the Corporation shall directly take advantage of any such corporate opportunity.

       Section 17: Ratification of Act of Directors. The directors may submit any contract or transaction for approval at any annual meeting of the shareholders or any special meeting of the stockholders called for that purpose; and any contract or transaction so approved by a majority vote of a quorum of the stockholders at such meeting shall be binding upon the Corporation and all its stockholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the directors of the Corporation or for any other reason.

       Section 18: The Corporation may in its Bylaws make any other provisions or requirements for the management of the business of the Corporation provided the same are not inconsistent with the provisions of these Articles of Incorporation or contrary to the laws of the State of Utah or of the United States.

       Section 19: The Corporation may issue and sell its authorized shares without par value from time to time in the absence of fraud, in the transaction for such considerations as may from time to time be fixed by the Board of Directors, and sell and dispose of any stocks having a par value for such consideration permitted by law, as the Board of Directors, and sell and dispose of any stock having a par value for such consideration permitted by law, as the Board of Directors may from time to time determine without other authority, consent or vote of the stockholders of the Corporation or any class or classes.

       Section 20: Amendments to These Articles of Incorporation. The Corporation reserves the right to amend, alter or repeal or to add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by law, or to vote exceptions thereto at a duly constituted shareholders meeting called for that purpose.

       Section 21: Assistant Treasurer. The Assistant Treasurer of the Corporation shall be corporate counsel, whose sole responsibility, other than legal duties, shall be to file the annual report.

                               ARTICLE IX
         INITIAL REGISTERED OFFICE AND INITIAL REGISTERED AGENT

       Section 1: The office of the initial registered office of the Corporation shall be Suite 1120 Boston Building, #9 Exchange Place, Salt Lake City, Utah 84111, and the initial registered agent of the Corporation at that address shall be Edward T. Wells.
                                                    /s/ Edward T. Wells
                                                    -------------------

                                ARTICLE X
                                DIRECTORS

       Section 1: Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of three (3) members. Their respective names and addresses are:

  NAME                          ADDRESS
Edward T. Wells                 3250 Coronet Drive
                                Salt Lake City, Utah 84124

Joseph H. Bottum                230 East Broadway - #811
                                Salt Lake City, Utah 84111

Hazel Swanson                   4229 West 5855 South
                                Kearns, Utah 84118

which directors shall hold office until the first meeting of the shareholders of the Corporation and until their successors shall have been elected.

       Section 2: Subsequent Board of Directors. At the first meeting of the stockholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term of which he is elected, or until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.

                               ARTICLE XI
                              INCORPORATORS

NAME                               ADDRESS
Edward T. Wells                 3250 Coronet Drive
                                Salt Lake City, Utah 84124

Joseph H. Bottum                230 East Broadway - #811
                                Salt Lake City, Utah 84111

Hazel Swanson                   4229 West 5855 South
                                Kearns, Utah 84118

                               ARTICLE XII
                             JOINT VENTURES

            The Board of Directors of the Corporation shall have power to cause the Corporation to enter into partnerships and joint ventures with persons and other corporations to carry out and affect the purposes and powers of the Corporation as authorized by and in accordance with law.

                              ARTICLE XIII
                INDEMNIFICATION OF OFFICERS AND DIRECTORS

       1. The Corporation shall indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery of the state of Delaware or such other court shall deem proper.

       3. To the extent that any person referred to in paragraphs 1 and 2 of this Article Thirteenth has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       4. Any indemnification under paragraphs 1 and 2 of this Article Thirteenth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article Thirteenth. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

       5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt or an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article Thirteenth.

       6. The indemnification provided by this Article Thirteenth shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Thirteenth.

       8. For the purpose of this section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                               ARTICLE XIV
                  POWERS CONFERRED NOT DEEMED EXCLUSIVE

       The foregoing clauses shall be construed both as objects and powers, but no recitation, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent therewith are hereby included.

       DATED this 30th day of October, 1986.

                                     /s/ Edward T. Wells
                                     -----------------------
                                     Edward T. Wells

                                     /s/ Joseph H. Bottum
                                     -----------------------
                                     Joseph H. Bottum

                                     /s/ Hazel Swanson
                                     -----------------------
                                     Hazel Swanson

STATE OF UTAH              )
                           ) ss.
COUNTY OF SALT LAKE        )

       Edward T. Wells, Joseph H. Bottum, and Hazel Swanson, being first duly sworn, deposed and declared to me, the undersigned Notary Public, that they signed the foregoing document as Incorporators, and that the statements contained therein are true to the best of their knowledge.

       In witness whereof, I have set my seal this 30th day of October, 1986.

                                /s/ Delila Moon
                                ----------------------
                                Notary Public
                                Residing at: Salt Lake County

My Commission Expires: 12/23/86